VISIONEER, INC.

                                VOTING AGREEMENT
                                ----------------

         This Voting Agreement (the "AGREEMENT") is made as of the 2nd day of March 1999, by and among Visioneer, Inc., a Delaware corporation (the "COMPANY"), Xerox Imaging Systems, Inc. a Delaware Corporation, and Xerox Corporation, a New York corporation (together "XEROX"), and the current holders of shares of the Company's Common Stock listed on EXHIBIT A (collectively, the "CURRENT HOLDERS").

                                    RECITALS
                                    --------

         The Company and ScanSoft, Inc., a Delaware corporation ("SCANSOFT") and a wholly-owned subsidiary of Xerox, are concurrently with the execution of this Agreement entering into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT"). Section 6.12 of the Merger Agreement provides that the Company, Xerox and the Current Holders enter into this Agreement to provide for the nomination and election of the Company's Board of Directors. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                    AGREEMENT
                                    ---------

         The parties agree as follows:

         1. ELECTION OF DIRECTORS.

         1.1 BOARD REPRESENTATION. As of the Effective Time of the Merger Agreement, the Company's Bylaws shall provide for a Board of Directors comprised of seven (7) members. At the first meeting of the Board of Directors after the Effective Time, the current directors of the Company shall vote to appoint to the Board two (2) new directors based on nominations received from Xerox and the Company's new Chief Executive Officer (the "CEO"). Thereafter, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, Xerox and the Current Holders agree to vote or act with respect to their shares so as to elect the following directors:

         (a) so long as Xerox owns at least twenty percent (20%) of the Company's outstanding voting stock: (i) two (2) members of the Company's Board of Directors designated by Xerox; (ii) two (2) members of the Company's Board of Directors designated by the four members of the Board who were not nominated by Xerox and who are not the CEO (the "NON-XEROX/NON-CEO DIRECTORS"); (iii) the Company's then current CEO; and (iv) two (2) independent members of the Company's Board of Directors with relevant industry experience who are designated by at least four out of the five directors who are not considered independent directors; or

         (b) so long as Xerox owns at least ten percent (10%) of the Company's outstanding voting stock: (i) one (1) member of the Company's Board of Directors designated by Xerox; (ii) two (2) members of the Company's Board of Directors designated by the Non-Xerox/Non-CEO Directors; (iii) the Company's then current CEO; and (iv) three (3) independent members of the Company's Board of Directors with relevant industry experience who are designated by at least three out of the four directors who are not considered independent directors;

         1.2 APPOINTMENT OF DIRECTORS. In the event of the resignation, death, removal or disqualification of a director designated pursuant to Section 1.1 above, the party or parties who were authorized to nominate such director pursuant to Section 1.1 above shall promptly nominate a new director, and, after written notice of the nomination has been given by such nominating party or parties to the Company's Board of Directors, then each party hereto shall vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

         1.3 REMOVAL. Any director may be removed hereunder only in accordance with the Bylaws of the Company and Delaware General Corporation Law; PROVIDED, HOWEVER, that Xerox may remove its designated directors at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in its sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director, each party hereto shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

         2. ADDITIONAL REPRESENTATIONS AND COVENANTS.

         2.1 NO REVOCATION; GRANT OF PROXY. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed to be coupled with an interest and are irrevocable for the term of this Agreement.

         2.2 CHANGE IN NUMBER OF DIRECTORS. The parties hereto will not vote for any amendment or change to the Certificate of Incorporation or Bylaws providing for the election of more or less than seven (7) directors, or any other amendment or change to the Certificate of Incorporation or Bylaws inconsistent with the terms of this Agreement.

         3. TERMINATION.

         3.1 TERMINATION EVENTS. This Agreement shall terminate upon the earlier of:

         (a) The sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, PROVIDED that this Section

3.1(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company;

         (b) Such time as Xerox owns less than twenty percent (10%) of the outstanding voting stock of the Company; or

         (c) Such time as the Current Holders own, in the aggregate, less than seven percent (7%) of the outstanding voting stock of the Company; provided, however, that if such time occurs prior to the second anniversary of the Effective Time and Xerox (or an affiliate thereof) holds at such time shares of the Company's Series B Preferred Stock, this Agreement shall not terminate pursuant to this Section 3.1(c) until the earlier of (X) the second anniversary of the Effective Time and (Y) the date on which Xerox (together with its affiliates) no longer hold any shares of the Company's Series B Preferred Stock.

         4. MISCELLANEOUS.

         4.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         4.2 AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, Xerox and each of the Current Holders. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Company, Xerox and each of the Current Holders, and each of their respective successors and assigns.

         4.3 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax (with confirmation of successful transmission), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or on EXHIBIT A hereto, or as subsequently modified by written notice.

         4.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

         4.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         4.8 SPECIFIC ENFORCEMENT. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

                            [Signature Page Follows]

         The parties hereto have executed this Voting Agreement as of the date first written above.

                                       COMPANY:

                                       VISIONEER, INC.


                                       By:         /s/ Larry Smart
                                          -------------------------------------
                                                 Larry Smart, President

                                       Address:        3400 Campus Drive
                                                       Fremont, CA 94555
                                       Fax Number:     (510-608-0300)


                                       XEROX CORPORATION


                                       By:       /s/ Paul A. Ricci
                                          -------------------------------------

                                       Name:
                                            -----------------------------------
                                                        (print)
                                       Title:
                                             ----------------------------------

                                       Address:        800 Long Ridge Road
                                                       Stamford, CT 06904-1600
                                       Fax Number:     (203) 968-4566


                                       XEROX IMAGING SYSTEMS, INC.


                                       By:      /s/ Paul A. Ricci
                                          -------------------------------------

                                       Name:___________________________________

                                       Title:__________________________________
                                                        (print)
                                       Address:        800 Longe Ridge Road
                                                       Stamford, CT 06904-1600
                                       Fax Number:     (203) 968-4301


                       SIGNATURE PAGE TO VOTING AGREEMENT

CURRENT HOLDERS:


TECHNOLOGY VENTURE INVESTORS-IV
AS NOMINEE FOR
TECHNOLOGY VENTURE INVESTORS-4 L.P.
TVI PARTNERS-4, L.P. AND
TVI AFFILIATES-4, L.P.
BY:  TVI MANAGEMENT-4, L.P., GENERAL PARTNER


BY:       /s/ David Marquardt
   ------------------------------------
            GENERAL PARTNER


MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.


By:      /s/ William J. Harding
   ------------------------------------

Name:
     ----------------------------------
                (print)

Title:
      ---------------------------------


PARVEST U.S. PARTNERS II, C.V.


By:       /s/ Vincent Worms
   ------------------------------------

Name:        Vincent Worms
     ----------------------------------
                (print)

Title:      General Partner
      ---------------------------------

                                   EXHIBIT A
                                   ---------

                                 CURRENT HOLDERS


                              Name/Address/Fax No.
                              --------------------


           Technology Venture Investors - IV
           2480 Sand Hill Road
           Suite 101
           Menlo Park, CA 94025
           Fax Number: 650-854-4187

           Morgan Stanley Venture Capital Fund II, LP
           3000 Sand Hill Road
           Building 4, Suite 250
           Menlo Park, CA 94025
           Fax Number: 650-233-2626

           Parvest U.S. Partners II, C.V.
           Partech International Ventures VOF
           U.S. Growth Fund Partners C.V.
           Double Black Diamond I LLC
           Almanori Limited
           Multinvest LLC
           Vencent Worms
           Thomas G. McKinley
           BVI Venture Managers

           101 California Street, Suite 3150
           San Francisco, CA 94111
           Fax Number: 415-788-6763